UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2007

Cuisine Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

85 S. Bragg Street, Suite 600, Alexandria, Virginia		22312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-270-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007 Mr. Ronald R. Zilkowski accepted the position of Chief Financial Officer of Cuisine Solutions, Inc. (the "Company"), effective March 5, 2007. Mr. Zilkowski has also been appointed Secretary and Treasurer of the Company, effective March 5, 2007.

Mr. Thomas L. Gregg resigned his position as President and a member of the Company’s Board of Directors effective as of the close of business on March 2, 2007. In conjunction with the resignation, the Board of Directors extended the terms of all of Mr. Gregg’s stock options to allow Mr. Gregg until June 2, 2007 to exercise them. As described in further detail in the attached press release, Mr. Gregg will continue working with the Company, both as a consultant as well as an officer and director of one of the Company’s subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release issued by Cuisine Solutions, Inc. dated March 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.

March 5, 2007	By:	Stanislas Vilgrain

Name: Stanislas Vilgrain
Title: CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Cuisine Solutions, Inc. dated March 5, 2007.